                                STATE OF DELAWARE

                                       [SEAL]


                          OFFICE OF SECRETARY OF STATE
                               -------------------

     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RESTATED CERTIFICATE OF INCORPORATION OF CHIRON CORPORATION FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF AUGUST, A.D. 1987, AT 9 O'CLOCK A.M.






                                        /s/ Michael Harkins
[SEAL]                                  -----------------------------------
                                        Michael Harkins, Secretary of State

                                        AUTHENTICATION: 1365957
     877229043                               DATE: 08/18/1987

           RESTATED CERTIFICATE OF INCORPORATION OF CHIRON CORPORATION

          Chiron Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1. Previously this corporation was called Chiron Delaware Corporation. The original certificate of incorporation was filed on November 21, 1986. The name was changed by amendment to Chiron Corporation on December 24, 1986.

          2. This Restated Certificate of Incorporation ("Certificate") was duly adopted by the Board of Directors of the Corporation on June 11, 1987 and approved by the stockholders of the Corporation at the Corporation's Annual Meeting of Stockholders on August 12, 1987 in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The text of the Certificate of Incorporation as amended and restated shall be read in full as follows:

          FIRST:    The name of this corporation is: CHIRON CORPORATION.

          SECOND:   The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

          THIRD:    The name and mailing address of the incorporator of the
corporation is:
                    William G. Green
                    Chiron Corporation
                    c/o Brobeck, Phleger & Harrison
                    One Market Plaza, Spear Street Tower
                    San Francisco, CA 94105

          FOURTH:   The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FIFTH:    This corporation is authorized to issue two classes of
shares to be designated, respectively, "Preferred Stock" and "common stock." The total number of shares which this corporation is authorized to issue is thirty-five million (35,000,000). Five million (5,000,000) shares shall be Preferred Stock and thirty million (30,000,000) shares shall be common stock. The Preferred Stock shall have a par value of $0.01 per share; the common stock shall have a par value of $0.01 per share.

          1.   PREFERRED STOCK.

          The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized, in the resolution or resolutions providing for the issuance of any wholly unissued series of Preferred Stock, to fix, state and

                                       1.

express the powers, rights, designations, preferences, qualifications, limitations and restrictions thereof, including without limitation: the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the voting rights, if any, to be provided for shares of such series; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of stock of the corporation, and the terms and conditions, including price and rate of exchange of such conversion or exchange; and the redemption rights (including sinking fund provisions), if any, for shares of such series; and such other powers, rights, designations, preferences, qualifications, limitations and restrictions as the Board of Directors may desire to so fix. The Board of Directors is also expressly authorized to fix the number of shares constituting such series and to increase or decrease the number of shares of any series prior to the issuance of shares of that series and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not to decrease such number below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          2.   COMMON STOCK.

          The common stock may be issued from time to time in one or more series. Twenty-nine million five hundred thousand (29,500,000) shares of common stock are designated "Common Stock." All other series of common stock shall collectively consist of five hundred thousand (500,000) shares and shall be designated, as a group, "Restricted Common Stock."

          3.   RESTRICTED COMMON STOCK.

               (a) AUTHORITY OF BOARD TO FIX RIGHTS OF RESTRICTED COMMON STOCK. The Board of Directors is expressly authorized, in the resolution or resolutions providing for the issuance of any wholly unissued series of Restricted Common Stock, to fix, state and express, within the limits expressed hereinbelow, the powers, designations, preferences and rights of the Restricted Common Stock, and the qualifications, limitations or restrictions thereof. The Board of Directors is also expressly authorized to fix the number of shares constituting such series and to increase or decrease the number of shares of any series prior to the issuance of shares of that series and to increase or decrease the number of shares of any series; subsequent to the issue of shares of that series, but not to decrease such number below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

               (b)  SPECIFIC RIGHTS.    The rights, preferences, privileges and
restrictions of the Common Stock and Restricted Common Stock shall be identical in all respects, except as follows, or, for the Restricted Common Stock, as fixed and determined by the Board of Directors within the limitations which follow:

                                       2.

                    (i)    CONVERSION RIGHTS.     The Restricted Common Stock
          may be convertible into or exchangeable for Common Stock, at a conversion or exchange ratio of not more than one share of Common Stock for each share of Restricted Common Stock and upon such other terms and conditions as the Board of Directors may establish.

                    (ii)   VOTING RIGHTS.    Subject to the special voting
          rights (if any) of the Preferred Stock set forth or determined as provided in this Article FIFTH, each holder of Common Stock of this corporation shall be entitled to one vote for each share of such stock outstanding in the name of such holder on the books of this corporation on the record date designated for the purpose of such vote, and each holder of Restricted Common Stock of the corporation shall be entitled, for each share of such Restricted Common Stock outstanding in the name of such holder on the books of the corporation on the record date designated for the purpose of such vote, to the number of votes as has been fixed by the Board of Directors, but the vote per share of Restricted Common Stock shall not be more than the proportionate vote of the Common Stock into which such Restricted Common Stock is convertible or exchangeable.

                    (iii) DIVIDEND RIGHTS. Subject to the prior rights (if any) of the holders of the Preferred Stock as to dividends, the holders of outstanding shares of Common Stock and Restricted Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the corporation at the time legally available therefor, dividends at the rate determined by the Board of Directors; provided, however, that the dividend on each share of Restricted Common Stock shall be less than the proportionate dividend on each share of Common Stock into which it is convertible or exchangeable.

                    (iv)    LIQUIDATION RIGHTS.   In the event of any
          liquidation, dissolution or winding up of this corporation either voluntarily or involuntarily, but subject to the liquidation preference (if any) of the holders of the Preferred Stock by reason of their ownership thereof, the holders of Common Stock and Restricted Common Stock shall be entitled to receive pro rata the remaining assets of the corporation available for distribution to shareholders except that the amount per share paid in liquidation on each share of the Restricted Common Stock shall be less than the proportionate amount per share paid on each share of the Common Stock into which it is convertible or exchangeable.

                    (v)     ADJUSTMENTS.     The Board of Directors shall make
          appropriate adjustments to the conversion or exchange ratio and to the voting, dividend and liquidation rights of the Restricted Common Stock in the event of any stock split, stock dividend or similar transaction affecting the number of outstanding shares of Common Stock or Restricted Common Stock without the corporation's receipt of consideration therefor.

          SIXTH:    A Director of this corporation shall not be personally
liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of

                                       3.

the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived any improper personal benefit. The foregoing sentence notwithstanding, if the Delaware General Corporation Law hereafter is amended to authorize further limitations of the liability of a director of a corporation, then a Director of this corporation, in addition to the circumstances in which a Director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article SIXTH by the stockholders of this corporation shall not adversely affect any right or protection of a Director of this corporation existing at the time of such repeal or modification.

          SEVENTH:

          1. The number of directors which shall constitute the whole Board of Directors of this corporation shall be as specified in the Bylaws of this corporation, subject to the provisions of Article NINTH hereof and this Article SEVENTH.

          2. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 1988, each initial director in Class II shall hold office until the annual meeting of stockholders in 1989, and each initial director in Class III shall hold office until the annual meeting of stockholders in 1990. Notwithstanding the foregoing provisions of this Article SEVENTH, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal.

          3. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her earlier resignation, removal from office or death, and (ii) the newly created or eliminated directorship resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible.

          EIGHTH: Except as provided by applicable law, the Board of Directors shall have the exclusive power and authority to fill any vacancies or any newly created directorships on the Board of Directors upon a vote of two-thirds (2/3) of the remaining or existing members of the Board of Directors; the stockholders shall have no right to fill such vacancies. A director appointed by the Board of Directors to fill a vacancy shall serve for the remainder of the term of the vacated directorship he or she is filling.

          NINTH:    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind from time to time any or all of the Bylaws of this corporation; provided, however, any Bylaw amendment adopted by the Board of Directors increasing or reducing the authorized number of directors shall require a resolution adopted by the affirmative vote of not less than seventy-five percent of the directors.

                                       4.

          TENTH:    No action shall be taken by the stockholders except at an
annual or special meeting of stockholders. No action shall be taken by stockholders by written consent.

          ELEVENTH:

          1. The affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of "Voting Stock" (as hereinafter defined) shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of this corporation or any Subsidiary of this corporation with any "Related Person" (as hereinafter defined), notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified by applicable law, in any agreement with any national securities exchange or otherwise; provided, however, that:

               (a) the Voting Stock of which the Related Person is the beneficial owner (as hereinafter defined) shall not be included in the denominator or the numerator in calculating the sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Voting Stock required to approve or authorize the Business Combination unless all of the following conditions are met:

                    (i) The Business Combination shall include the acquisition of all of the outstanding stock of this corporation of which the Related Person otherwise involved is not the Beneficial Owner and the consideration to be received per share by holders of a particular class or series of capital stock, as the case may be, of this corporation in the Business Combination is not less than the highest of:
                            (A) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of such Related Person in acquiring beneficial ownership of any of its holdings of such class or series of capital stock of this corporation
                    (i) within the two-year period immediately prior to the date of the consummation of the Business Combination (the "Combination Date") or (ii) in the transaction or series of transactions in which such Related Person became a Related Person, whichever is higher; or

                            (B) the Fair Market Value per share of the shares of capital stock being acquired in the Business Combination as of the Combination Date; or

                            (C) in the case of Common Stock, the per share book value of the Common Stock as reported at the end of the fiscal quarter immediately prior to the Combination Date, and in the case of Preferred Stock, the highest preferential amount per share to which the holders of shares of such class or series of Preferred Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of this corporation, regardless of whether the Business Combination to be consummated constitutes such an event.

                                       5.

                            The provisions of this paragraph 1(a)(i) shall be required to be met with respect to every class or series of outstanding capital stock, whether or not such Related Person has previously acquired any shares of a particular class or series of capital stock and whether or not any shares of a particular class or series or of any class or series otherwise are involved in the Business Combination. In all above instances, appropriate adjustments shall be made for recapitalization and for stock dividends, stock splits and like distributions;

                    (ii) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the general rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed by such Related Person to the stockholders of the Company at least 30 days prior to the Consummation Date (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions thereof); and

                    (iii) The consideration to be received by holders of a particular class or series of capital stock shall be in cash;

and provided further that:

               (b) The voting requirements set forth above shall not be applicable and such Business Combination shall require only such affirmative vote, if any, as is required by applicable law, any agreement with any national securities exchange, or otherwise, if the "Continuing Directors" (as hereinafter defined) of this corporation by at least a two-thirds (2/3) vote have expressly approved such Business Combination either in advance of or subsequent to such Related Person becoming a Related Person (it being understood that this condition shall not be capable of satisfaction unless there is at least one Continuing Director).

          2.   For purposes of this Article ELEVENTH:

               (a) The term "Business Combination" shall mean any (i) merger or consolidation of this corporation or a Subsidiary with a Related Person or any other corporation which is, or after such merger or consolidation would be, an "Affiliate" or "Associate" (as hereinafter defined) of a Related Person, (ii) sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of all or any "Substantial Part" (as hereinafter defined) of the assets of this corporation or of a Subsidiary to a Related Person, (iii) adoption of any plan or proposal for the liquidation or dissolution of this corporation proposed by or on behalf of a Related Person,
(iv) sale, lease, exchange or other disposition, including without limitation a mortgage or other security device, of all or any Substantial Part of the assets of a Related Person to this corporation or a Subsidiary, (v) issuance or pledge of securities of this corporation or a Subsidiary to or with Related Person,
(vi) reclassification of securities (including any reverse stock split) or recapitalization of this corporation or any other transaction that would have the effect, either directly or indirectly, of increasing the proportionate share of any class of equity or convertible securities of this corporation or any Subsidiary which is directly or indirectly beneficially owned by any Related Person, and (vii) agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

                                       6.

               (b) The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement, or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock of this corporation (other than proxies acquired pursuant to a solicitation under Regulation 14 of the Securities and Exchange Commission).

               (c) The term "Related Person" shall mean any person (other than this corporation or a Subsidiary, or any person who shall have been a director of this corporation on January 1, 1987, and other than any profit-sharing, employee stock ownership or other employee benefit plan of this corporation, or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

                    (i) is the beneficial owner (as hereinafter defined) of ten percent (10%) or more of the Voting Stock;

                    (ii) is an Affiliate or Associate of any Related Person other than an Affiliate or Associate of such Related Person solely by reason of being an Affiliate or Associate of this corporation or one of its Subsidiaries; or

                    (iii) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

               (d)  A person shall be a "beneficial owner" of any Voting Stock:

                    (i) which such person or any of its Affiliates or Associates beneficially owns directly or indirectly;

                    (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement, or understanding (other than proxies acquired pursuant to a proxy solicitation under Regulation 14 of the Securities and Exchange Commission); or

                    (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding (other than proxies acquired pursuant to a proxy solicitation under Regulation 14 of the Securities and Exchange Commission).

                                       7.

               (e) For the purposes of determining whether a person is a Related Person pursuant to subparagraph (c) of this paragraph 2, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (d) of this paragraph 2 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

               (f) The terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1987.

               (g) The term "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by this corporation; provided, however, that for the purposes of the definition of Related Person set forth in subparagraph (c) of this paragraph 2, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by this corporation.

               (h)  The term "Continuing Director" means:

                            (i) any member of the Board of Directors, while such person is a member of the Board of Directors, who was member of the Board of Directors on January 1, 1987, or who (a) is not a Related Person, or a representative of any Related Person, who has been a Related Person for less than the immediately preceding twenty-four months, and (b) was a member of the Board of Directors prior to the time that any Related Person, who has been a Related Person for less than the immediately preceding twenty-four months, became a Related Person, and

                            (ii) any successor of a Continuing Director, while such successor is a member of the Board of Directors, who (a) is not a Related Person, or a representative of a Related Person and (b) was recommended or elected to succeed a Continuing Director by a majority of Continuing Directors.

               (i) The term "Substantial Part" shall mean (1) more than twenty percent (20%) of the fair market value, as determined by a majority of the Continuing Directors, of the total consolidated assets of this corporation and its Subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made, and (2) such other assets as shall be deemed by two-thirds (2/3) of the Continuing Directors to constitute a substantial part of the assets of this corporation.

               (j) The term "Unaffiliated Stockholders" shall mean all persons holding shares of the Corporation entitled to vote on a Business Combination other than a Related Person.

               (k) The term "Voting Stock" shall mean all of the outstanding shares of Common Stock and the outstanding shares of Preferred Stock entitled to vote for the election of directors, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares voting as one class.

                                       8.

               (l) The term "Fair Market Value" means, in the case of stock, the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or on the National Association of Securities Dealers, Inc. Automated Quotations System or any successor system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Continuing Directors.

               (m) A Related Person shall be deemed to have acquired a share of the Voting Stock of this corporation at the time when such Related Person became the beneficial owner thereof. If a majority of the Continuing Directors is not able to determine the price at which a Related Person has acquired a share of Voting Stock of this corporation, such price shall be deemed to be the Fair Market Value of the shares in question at the time when the Related Person became the beneficial owner thereof. With respect to shares owned by Affiliates, Associates or other persons whose ownership is attributed to a Related Person under the foregoing definition of a Related Person, the price deemed to be paid therefor by such Related Person shall be the price paid upon the acquisition thereof by such Affiliate, Associate or other person, or, if such price is not determinable by a majority of the Continuing Directors, the Fair Market Value of the shares in question at the time when the Affiliate, Associate or other such person became the beneficial owner thereof.

          3. (a) Notwithstanding any other provision of this Restated Certificate of Incorporation, the provisions of this Article ELEVENTH may not be repealed, altered or amended in any respect, and no provision to this Restated Certificate of Incorporation may be adopted that is inconsistent with the terms of this Article ELEVENTH, unless such repeal, alteration, amendment or adoption is approved by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the Voting Stock of this corporation other than Voting Stock beneficially owned by Related Persons, unless such action is declared advisable by the affirmative vote of not less than two-thirds (2/3) of both (a) the entire Board of Directors and (b) the Continuing Directors, in which event the stockholder vote required for any such approval shall be as now or hereafter prescribed by the provisions of the General Corporation Law of Delaware.

               (b) The fact that any Business Combination complies with the provisions of paragraph 1(b) of this Article ELEVENTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of this corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

          TWELFTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Article SEVENTH, Article EIGHTH, Article NINTH, Article TENTH and this Article TWELFTH may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of not less than sixty-six and two-thirds percent (66-2/3%) of the total voting power of all outstanding shares of stock in this corporation entitled to vote thereon, unless such action is declared advisable by the affirmative vote of not less than two-thirds (2/3) of the entire Board of Directors, in which event the stockholder vote required for any such approval shall be as now or hereafter prescribed by the provisions of the General Corporation Law of Delaware.

          THIRTEENTH:   This corporation reserves the right to amend, alter,
change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.



                                       10.

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

          Subject to the provision of Section 242 of the General Corporation Law of the State of Delaware, the Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          IN WITNESS WHEREOF, said CHIRON CORPORATION has caused its corporate seal to be hereunto affixed and this Certificate to be signed by EDWARD E. PENHOET, its President and Chief Executive Officer, and attested by WILLIAM G. GREEN, its Secretary, this 13th day of August, 1987.

                               CHIRON CORPORATION



                               By /s/ Edward E. Penhoet
                                  -------------------------
                                  Edward E. Penhoet
                                  President and Chief
                                  Executive Officer



[SEAL]

Attest: /s/ William G. Green
        ---------------------------
        William G. Green, Secretary